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Exhibit 23.2

CONSENT TO BE NAMED IN REGISTRATION STATEMENT

        The undersigned hereby consents to the references to our firm in the form and context in which they appear in this Registration Statement on Form S-1 and the related prospectus that is a part thereof. We hereby further consent to the use in such Registration Statement and prospectus of information contained in our "Hydraulic Fracturing Market 2006-2018" report published in the third quarter 2017.

Spears & Associates
/s/ KATIE BEWLEY
Name:	Katie Bewley
Title:	Director of Client Relations

November 7, 2017

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  Exhibit 23.2
CONSENT TO BE NAMED IN REGISTRATION STATEMENT